CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of DBS Industries, Inc. on Form S-8 (File No. 333-70117) of our report dated March 14, 2001on our audits of the consolidated financial statements of the Company as of December 31, 2000 and 1999, for the years ended December 31, 2000, 1999 and 1998 and for the period from April 25, 1990 (date of inception) to December 31, 2000, which report is included in this 2000 Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 30, 2001